As filed with the Securities and Exchange Commission on May 14, 1997
                                                 Registration No. 333-

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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

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                                      Form S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                              WAINOCO OIL CORPORATION
               (Exact name of registrant as specified in its charter)

            Wyoming                                              74-1895085
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                 10000 Memorial Drive
                                       Suite 600
                                Houston, Texas  77024
                                   (713) 688-9600
      (Address of registrant's principal executive offices, including zip code)


                             NONQUALIFIED STOCK OPTION
                                     AGREEMENTS
                                (Full Title of Plan)

                                    ------------


            James R. Gibbs               Copy to:     Edward Rhyne, Esq.
 President and Chief Executive Officer               Gardere Wynne Sewell
        Wainoco Oil Corporation                         & Riggs, L.L.P.
    10000 Memorial Drive, Suite 600                    Three Allen Center
       Houston, Texas  77024-3411                  333 Clay Avenue, Suite 800
             (713) 688-9600                          Houston, Texas  77002
                                                         (713) 308-5500


         (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                         CALCULATION OF REGISTRATION FEE


Title of each class                               Proposed maximum       Proposed maximum
of securities to be            Amount to be      offering price per     aggregate offering          Amount of
     registered               registered (1)         share (2)             price (1)(2)        registration fee (2)
-------------------           --------------     ------------------     ------------------     --------------------

Common Stock, no par value    457,700 shares          $3.375               $1,544,738.00              $469.00


(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Plan described herein.

(2) Calculated pursuant to Rule 457(h), based on the price at which the options may be exercised.

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

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

    *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

    The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement.

         (1) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (2) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         (3) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, as filed with the Securities and Exchange Commission (Commission File No. 1-7627).

    In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The audited financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Future financial statements of the Company and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this registration statement in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

Item 6.  Indemnification of Directors and Officers.

    Sections 17-16-850 through 17-16-858 of the Wyoming Business Corporation Act provide that a corporation may indemnify any person who was, is or may be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, settlements, penalties, fines, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses, including counsel fees, incurred in respect to such action, suit or proceeding if he conducted himself in good faith and reasonably believed that his conduct was in or at least not opposed to the corporation's best interests and, with respect to any criminal action, suit or proceeding, he had no reasonable cause to believe his conduct was unlawful.

    Article Eight of the Registrant's Articles of Incorporation, as amended, provides for the indemnification of directors, officers, employees and agents of the Registrant. Specifically, Article Eight provides in part that:

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

         The corporation shall indemnify, in the manner and to the full extent authorized by law (as now in effect or later amended), any person who was, is or may be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative including an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, proceeding or investigation, and judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, proceeding or investigation by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which is reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    The Bylaws of the Registrant also contain indemnification provisions that conform to Article Eight of the Registrant's Articles of Incorporation, as amended.

    The Registrant maintains Directors and Officers' Liability Insurance and has entered into indemnification agreements with its directors and certain of its officers.

Item 8.  Exhibits.

     5.1    Opinion of Gardere Wynne Sewell & Riggs, L.L.P.

    10.1    Form of Nonqualified Stock Option Agreements

    23.1    Consent of Arthur Andersen LLP

    23.2    Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included as part of
            Exhibit 5.1)

    24 Power of Attorney (set forth on the signature pages of the registration statement)

Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

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

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of May, 1997.


                                 WAINOCO OIL CORPORATION
                                 (Registrant)



                                 By:  /s/ James R. Gibbs
                                      -------------------------------------
                                      James R. Gibbs
                                      President and Chief Executive Officer

    Each person whose signature appears below constitutes and appoints James R. Gibbs and Julie H. Edwards true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below in the City of Houston, State of Texas on the 14th day of May, 1997.

Name                         Title
----------------------       -----------------------------------------------


/s/ James R. Gibbs           President, Chief Executive Officer and Director
----------------------       (principal executive officer)
James R. Gibbs



/s/ Julie H. Edwards         Senior Vice President - Finance and Chief
----------------------       Financial Officer
Julie H. Edwards             (principal financial officer)




/s/ Joel M. Mann             Vice President - Controller
----------------------       (principal accounting officer)
Joel M. Mann

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

Name                         Title
----------------------       -----------------------------------------------



/s/ Douglas Y. Bech          Director
----------------------
Douglas Y. Bech



/s/ Paul B. Loyd, Jr.        Director
----------------------
Paul B. Loyd, Jr.



/s/ James S. Palmer          Director
----------------------
James S. Palmer



/s/ Derek A. Price           Director
----------------------
Derek A. Price



/s/ Carl W. Schafer          Director
----------------------
Carl W. Schafer

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

                              INDEX TO EXHIBITS

                                                              Sequentially
Exhibit                                                         Numbered
Number             Exhibit                                        Page
-------  -----------------------------------------------      ------------

 5.1     Opinion of Gardere Wynne Sewell & Riggs, L.L.P.

10.1     Form of Nonqualified Stock Option Agreements

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Gardere Wynne Sewell & Riggs, L.L.P.
         (included as part of Exhibit 5.1)

24       Power of Attorney (set forth on
         the signature pages of the
         registration statement)

                                    - 6 -